UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Septerna, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42382	84-3891440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Grand Avenue
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 338-3533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2025, Septerna, Inc. (the “Company”) and Novo Nordisk A/S (“Novo”) entered into a global Collaboration and License Agreement (the “Collaboration Agreement”). Under the Collaboration Agreement, the Company and Novo will exclusively collaborate to leverage the Company’s proprietary Native Complex Platform™ to discover, develop and commercialize multiple potential oral small molecule therapies for metabolic-related diseases based on certain specified molecular targets. The collaboration objective is to discover and develop several novel mono-, dual-, or triple-acting oral small molecule drug candidates directed across five GPCRs, including the GLP-1, GIP, and glucagon receptors (the “Collaboration Targets”). The collaboration includes Septerna’s most advanced preclinical metabolic program focused on developing an oral small molecule agonist to the GIP receptor.

The Company and Novo will initially commence four simultaneous research and development programs (each an “R&D Program”) with each pursuing one or more Collaboration Targets from discovery through development candidate selection. Beginning with investigational new drug-enabling activities, Novo will then be responsible for all further global development and commercialization for each product candidate at its sole cost and expense. Subject to certain limitations, Novo has the right to modify the research plans and explore additional combinations of the existing Collaboration Targets for one or more of such R&D Programs. Novo will reimburse the Company for 100% of the costs arising from all research and development activities undertaken by the Company under the Collaboration Agreement. Novo is also responsible for all commercialization costs subject to the Company’s profit share option described below for up to one program under the collaboration.

Under the terms of the Collaboration Agreement, the Company will provide Novo with exclusive licenses to enable Novo to develop and commercialize products directed at the Collaboration Targets. The Company retains all other rights to its Native Complex Platform™ and all of the Company’s other research and development programs.

The Collaboration Agreement includes potential payments to the Company exceeding $2.2 billion. Novo will pay the Company a one-time, non-refundable upfront payment of $195.0 million. For each R&D Program, the Company is also eligible to receive approximately $500.0 million in research, development, regulatory, and commercial milestone payments. In addition, the Company is entitled to escalating, tiered royalties ranging from mid-to-high single-digits based on global product sales on a country-by-country and product-by-product basis with respect to a R&D Program until the later of ten years after the date of first commercial sale of the first product in such R&D Program in such country, expiration of specified patent rights covering such product in such country or the expiration of specified regulatory exclusivity for the first product in such R&D Program in such country. The royalty payments are subject to certain step-down provisions including reductions due to valid patent claim expiration, generic product market share on a country-by-country basis, payments made under certain licenses for third party intellectual property and application of Inflation Reduction Act maximum fair price provisions (with such cumulative reductions in most cases subject to a royalty reduction floor). Subject to certain terms, conditions and limitations, the Company also has an option to elect a profit and loss sharing arrangement (in lieu of milestones and royalties) for one product candidate under the Collaboration Agreement, which must be exercised by the Company within a specified time period following completion of either IND-enabling studies or the first Phase 1 clinical trial for such product.

Novo may terminate the Collaboration Agreement in its entirety, or with respect to a R&D Program, Collaboration Target, product, or region, at any time without cause following prescribed notice periods. Either party may terminate the Collaboration Agreement in its entirety for the bankruptcy of the other party or in its entirety or with respect to a R&D Program, Collaboration Target, product, or region, in the event of an uncured material breach of the other party. Novo may terminate the Collaboration Agreement in its entirety or with respect to a R&D Program, Collaboration Target, or product for safety reasons. Septerna may terminate the Collaboration Agreement in its entirety in the event Novo brings a patent challenge suit with respect to Septerna’s patents. The Collaboration Agreement is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Collaboration Agreement also includes customary representations and warranties, covenants and indemnification obligations.

The foregoing summary of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 7.01.	Regulation FD Disclosure.

On May 14, 2025, the Company issued a press release entitled “Septerna and Novo Nordisk to collaborate on oral small molecule medicines for obesity and other cardiometabolic diseases.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on the Form 8-K.

In a separate business update, the Company now anticipates initiating a Phase 1 clinical trial to assess safety, tolerability, pharmacokinetics and pharmacodynamics (through an icatibant skin challenge) of SEP-631 in healthy volunteers in the third quarter of 2025. SEP-631 is a selective oral small molecule MRGPRX2 negative allosteric modulator in development for the treatment of mast cell diseases, including chronic spontaneous urticaria.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the partnership with Novo and the intended and potential benefits thereof, including the receipt of potential milestone and royalty payments from commercial product sales, along with tiered royalties based on global net sales, if any; the continued development and advancement of Septerna’s oral small molecule GPCR-targeted programs; its ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo and ex vivo for multiple programs; the initiation, timing, progress, and results of conducting its research and development programs including its plans to initiate a clinical trial for SEP-631 in the third quarter of this year; the potential of its proprietary Native Complex Platform™; and its expectations regarding the implementation of its business model, strategic plans for its business, product candidates, and technology. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Septerna, Inc. on May 14, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Septerna, Inc.

Date: May 14, 2025	By:	/s/ Jeffrey Finer, M.D., Ph.D.
Jeffrey Finer, M.D., Ph.D. President and Chief Executive Officer